UNITED STATES

SUBSCRIPTION AGREEMENT FOR COMMON SHARES

TO:	MegaWest Energy Corp. (the "Corporation")

AND TO:	Tristone Capital Inc. (the "Agent")

AND TO:	Tristone Capital USA Inc. (the "Placement Agent")

The undersigned (hereinafter referred to as the "Subscriber") hereby irrevocably subscribes for and agrees to purchase the number of Common Shares ("Shares") in the capital of the Corporation set forth below for the aggregate subscription price set forth below (the "Aggregate Subscription Price"), representing a subscription price of US$0.60 per Share, upon and subject to the terms and conditions set forth in "Terms and Conditions of Subscription for Shares of MegaWest Energy Corp." attached hereto (together with the face pages and the attached Exhibits, the "Subscription Agreement"). In addition to this face page, the Subscriber must also complete all applicable exhibits attached hereto.

Number of Shares:
(Name of Subscriber - please print)

By:
(Authorized Signature)	Aggregate Subscription Amount:
(No. of Shares x US$0.60 per Share)

(Official Capacity or Title - please print)

(Please print name of individual whose signature appears
above if different than the name of the Subscriber printed
above.)

(Subscriber's Residential Address)

(Telephone Number) (E-Mail Address)

Register the Shares as set forth below:	Deliver the Shares as set forth below:

(Name)	(Name)

(Account reference, if applicable)	(Account reference, if applicable)

(Address)	(Contact Name)

(Address)

ACCEPTANCE: The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement and the Corporation represents and warrants to the Subscriber that the representations and warranties made by the Corporation to the Agent in the Agency Agreement (as defined herein) are true and correct in all material respects as of the Closing Date (as defined herein) (save and except as waived by the Agent) and that the Subscriber is entitled to rely thereon as if the Subscriber was a party thereto.

_____________________ , 2008

MEGAWEST ENERGY CORP.	Subscription No:

By:

This agreement comprises 10 pages (not including Exhibits)

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TERMS AND CONDITIONS OF SUBSCRIPTION FOR
SHARES OF MEGAWEST ENERGY CORP.

INSTRUCTIONS: To properly complete this Subscription Agreement:
(1)	All subscribers must complete all boxes on the face page;
(2)	All subscribers must complete and sign Exhibit 1 or Exhibit 2, as applicable; and
(3)	All subscribers should return their completed documents, to Tristone Capital Inc., Attn: Rita Sivadas at Suite 2020, 335 - 8th
Avenue S.W., Calgary, Alberta, T2P 1C9; Telephone: 403.539.4347; Fax: 403.303.8658; Email: rsivadas@tristonecapital.com.

Terms of the Offering

1. The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that this subscription is subject to rejection, acceptance or allotment by the Corporation in whole or in part.

2. The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that the Shares subscribed for by it hereunder form part of a larger issuance and sale by the Corporation of up to 26,750,000 Shares at a subscription price of US$0.60 per Share (the "Offering") but that completion of the Offering is not subject to the Corporation receiving any minimum amount of subscriptions.

Representations, Warranties and Covenants by Subscriber

3. The Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) represents, warrants and covenants to the Corporation, the Agent and the Placement Agent (and acknowledges that the Corporation, the Agent, the Placement Agent and their respective counsel, are relying thereon) that both at the date hereof and at the Closing Time (as defined herein):

(a)

it has been independently advised as to restrictions with respect to trading in the Shares imposed by applicable securities laws, confirms that no representation has been made to it by or on behalf of the Corporation, the Agent or the Placement Agent with respect thereto, acknowledges that it is aware of the characteristics of the Shares, the risks relating to an investment therein and of the fact that it may not be able to resell the Shares except in accordance with limited exemptions under applicable securities laws and regulatory policy until expiry of the applicable restricted period and compliance with the other requirements of applicable law; and it agrees that, in addition to any other legend required under United States' securities laws described in this Subscription Agreement, any certificates representing the Shares are to bear a legend indicating that the resale of such securities is restricted; and the Subscriber further acknowledges that it has been advised to consult its own legal counsel in its jurisdiction of residence for full particulars of the resale restrictions applicable to it; and

(b)

it has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, any prospectus, sales or advertising literature, or any other document (other than an annual report, annual information form, interim report, information circular or any other continuous disclosure document, other than an offering memorandum, the content of which is prescribed by statute or regulation) describing or purporting to describe the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist them in making an investment decision in respect of the Shares; and

(c)

it has not become aware of any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications or other form of advertisement (including electronic display and the internet) with respect to the distribution of the Shares and acknowledges that it has not purchased the Shares as a result of any general solicitation or general advertising, as such terms are defined in Regulation D of the U.S. Securities Act (as hereinafter defined), including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(d)

it understands that the Shares are being offered for sale only on a "private placement" basis and that the sale and delivery of the Shares is conditional upon such sale being exempt from the requirements as to the filing

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of a prospectus or delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum and, as a consequence (i) certain protections, rights and remedies provided by applicable securities laws, including statutory rights of rescission or damages, will not be available to the Subscriber, (ii) the Subscriber is restricted from using most of the civil remedies available under securities legislation, (iii) the Subscriber may not receive information that would otherwise be required to be provided to it under securities legislation, and (iv) the Corporation is relieved from certain obligations that would otherwise apply under securities legislation; and

(e)

unless it is purchasing under 3(f), it is purchasing the Shares directly from the Corporation pursuant to Regulation D under United States Securities Act of 1933, as amended (the "U.S. Securities Act"):

(i)

it understands and acknowledges that the Shares have not been and will not be registered under the U.S. Securities Act, or any applicable state securities laws, and that the sale contemplated hereby is being made in reliance on a private placement exemption for the sale to institutions that are "accredited investors" as defined in Rules 501(a)(1), (a)(2), (a)(3) and (a)(7) of Regulation D under the U.S. Securities Act ("Institutional Accredited Investors") and similar exemptions under state law; and

(ii)

it has received, for its information only, a copy of this Subscription Agreement and a term sheet relating to the Offering in the United States of the Shares and has had access to such additional information, if any, concerning the Corporation as it has considered necessary in connection with its investment decision to invest in the Shares; and

(iii)

it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Shares and is able to bear the economic risk of such investment including the ability to withstand a complete loss of such investment, and

(iv)

it understands and acknowledges that the Shares have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States, and are therefore "restricted securities" within the meaning of Rule 144 under the U.S. Securities Act, and agrees that if it decides to offer, sell or otherwise transfer or pledge any of the Shares, it will not offer, sell or otherwise transfer or pledge any of such Shares, directly or indirectly, except: (A) if the sale is made pursuant to registration of the Shares under the U.S. Securities Act, (B) to the Corporation, (C) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act, and in compliance with applicable local laws and regulations, (D) the sale is made pursuant to the exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder, or (E) in a transaction that does not require registration under the U.S. Securities Act or any applicable United States state securities laws, and it has furnished to the Corporation an opinion of counsel of recognized standing reasonably satisfactory to the Corporation to that effect; and

(v)

it understands and acknowledges that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or state securities laws, the certificates representing the Shares, and all certificates issued in exchange therefor or in substitution thereof, shall bear on the face of such certificates the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE " U.S. SECURITIES ACT") OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF MEGAWEST ENERGY CORP. (THE "CORPORATION") THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144

4	UNITED STATES

THEREUNDER, IF APPLICABLE AND IN COMPLIANCE WITH ANY STATE SECURITIES LAWS, OR (D) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND, IN ANY EVENT, IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES; PRIOR TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (C), AFTER PROVIDING A LEGAL OPINION OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES MUST NOT TRADE THE SECURITIES BEFORE THE DATE WHICH IS FOUR MONTHS FROM THE CLOSING DATE.

If the Corporation is a "foreign issuer" and there is no "substantial U.S. market interest" in the Shares (all within the meaning of Regulation S under the U.S. Securities Act) at the time of sale outside the United States is accordance with Rule 904 of Regulation S, a new certificate, which will constitute "good delivery" in settlement of transactions on Canadian stock exchanges, will be made available to the Subscriber upon provision by the Subscriber of a declaration in the form attached to this Subscription Agreement as Exhibit 3 or in such other form that is acceptable to the Corporation; and

(vi)

it is an Institutional Accredited Investor because it is an entity described in Exhibit 1 hereto, and it is acquiring the Shares as principal for its own account, and not with a view to any resale, distribution or other disposition of the Shares, in violation of United States securities laws; and

(vii)	it has concurrently executed and delivered Exhibit 1 hereto with this Subscription Agreement which Exhibit is incorporated into and forms a part of this Subscription Agreement; and

(f)	unless it is purchasing under 3(e), it is purchasing the Shares from the Placement Agent pursuant to Rule 144A under the U.S. Securities Act:

(i)	it is a "Qualified Institutional Buyer" as defined in Rule 144A under the U.S. Securities Act ("Rule 144A");

(ii)

it understands and acknowledges that the Shares have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States, and are therefore "restricted securities" within the meaning of Rule 144 under the U.S. Securities Act, and agrees that if it decides to offer, sell or otherwise transfer or pledge any of the Shares, it will not offer, sell or otherwise transfer or pledge any of such Shares, directly or indirectly, except: (A) if the sale is made pursuant to registration of the Shares under the U.S. Securities Act, (B) to the Corporation, (C) in the United States, in accordance with Rule 144A to a person it reasonably believes is a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A, (D) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act, and in compliance with applicable local laws and regulations, (E) the sale is made pursuant to the exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder, or (F) in a transaction that does not require registration under the U.S. Securities Act or any applicable United States state securities laws, and it has furnished to the Corporation an opinion of counsel of recognized standing reasonably satisfactory to the Corporation to that effect; and

(iii)

it has received, for its information only, a copy of this Subscription Agreement and a term sheet relating to the Offering in the United States of the Shares and has had access to such additional information, if any, concerning the Corporation as it has considered necessary in connection with its investment decision to invest in the Shares; and

(iv)	it understands and acknowledges that all Shares sold in the United States to Qualified Institutional Buyers as part of this Offering will bear a legend to the foregoing effect:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES

5	UNITED STATES

ACT") OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF MEGAWEST ENERGY CORP. (THE "CORPORATION") THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS (C) INSIDE THE UNITED STATES, PURSUANT TO THE EXEMPTIONS FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE OFFER, SALE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND, IN ANY EVENT, IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES; PRIOR TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), AFTER PROVIDING A LEGAL OPINION OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES MUST NOT TRADE THE SECURITIES BEFORE THE DATE WHICH IS FOUR MONTHS FROM THE CLOSING DATE.

If the Corporation is a "foreign issuer" and there is no "substantial U.S. market interest" in the Shares (all within the meaning of Regulation S under the U.S. Securities Act) at the time of sale outside the United States is accordance with Rule 904 of Regulation S, a new certificate, which will constitute "good delivery" in settlement of transactions on Canadian stock exchanges, will be made available to the Subscriber upon provision by the Subscriber of a declaration in the form attached to this Subscription Agreement as Exhibit 3 or in such other form that is acceptable to the Corporation; and

(v)

it acknowledges that the sale to it of the Shares is being made in reliance on Rule 144A, and it certifies that it is and will be acquiring the Shares for its own account or for the account of a Qualified Institutional Buyer; and

(vi)	it has concurrently delivered Exhibit 2 hereto with this Subscription Agreement which Exhibit is incorporated into and forms a part of this Subscription Agreement; and

(g)	it certifies that it is not resident in or otherwise subject to applicable securities laws of any province or territory of Canada and it acknowledges that:

	(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares; and

	(ii)	there is no government or other insurance covering the Shares; and

	(iii)	there are risks associated with the purchase of the Shares; and

(iv)

there are restrictions on the Subscriber's ability to resell the Shares and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Shares; and

(v)

the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person or company registered to sell securities under the Securities Act (Alberta), the Securities Act (British Columbia), and the Securities Act (Ontario) and other applicable securities laws and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (Alberta), the Securities Act (British Columbia), and the Securities Act (Ontario) and other applicable securities laws, including statutory rights of rescission or damages, will not be available to the Subscriber; and

6	UNITED STATES

(h)

it understands and agrees that there may be material tax consequences to the Subscriber of an acquisition or disposition of the Shares. The Corporation gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of such Shares. In particular, no determination has been made whether the Corporation will be a "passive Foreign investment company" ("PFIC") within the meaning of Section 1291 of the United States Internal Revenue Code; and

(i)

it understands and agrees that the financial statements of the Corporation have been prepared in accordance with Canadian generally accepted accounting principles, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies; and

(j)

it consents to the Corporation making a notation on its records or giving instructions to any transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described in this Subscription Agreement and understands and acknowledges that the Corporation and/or the transfer agent for the Shares may not record a transfer by any person in the United States without first being satisfied that such transfer is exempt from or not subject to registration under the Securities Act and any applicable state securities laws; and

(k)

it is resident in the United States of America, its territories and possessions or any state of the United States or the District of Columbia (collectively the "United States"), a "U.S. Person" as such term is defined in Regulation S of the U.S. Securities Act or was in the United States at the time the securities were offered or the Subscription Agreement was executed; and

(l)

it understands that the Shares are "restricted securities" within the meaning of Rule 144 under the U.S. Securities Act and that the U.S. Securities Act and the rules of the SEC provide that the Subscriber may dispose of the Shares only pursuant to an effective registration statement under the U.S. Securities Act or an exemption from registration under the U.S. Securities Act, and, other than as set out herein, the Subscriber understands that the Corporation has no obligation to register any of the Shares or to take action so as to permit sales pursuant to the U.S. Securities Act (including Rule 144 thereunder). Accordingly, the Subscriber understands that absent registration, under the rules of the SEC, the Subscriber may be required to hold the Shares indefinitely or to transfer the Shares in "private placements" which are exempt from registration under the U.S. Securities Act, in which event the transferee will acquire "restricted securities" subject to the same limitations as in the hands of the Subscriber. As a consequence, the Subscriber understands that it must bear the economic risks of the investment in the Shares for an indefinite period of time; and

(m)	it understands and acknowledges that the Corporation is not obligated to remain a "foreign issuer" (as defined in Regulation S under the U.S. Securities Act); and

(n)

it has no intention to distribute, and shall not transfer, either directly or indirectly any of the Shares to any person within the United States or to U.S. persons, as defined in Regulations S except pursuant to an effective registration statement under the U.S. Securities Act, or an exemption from registration under the U.S. Securities Act; and

(o)

if it is not an individual, it pre-existed the Offering of the Shares and has a bona fide business purpose other than the investment in the Shares and was not created, formed or established solely or primarily to acquire securities, or to permit purchases of securities without a prospectus, in reliance on an exemption from the prospectus requirements of applicable securities legislation; and

(p)

if it is a corporation, partnership, trust, unincorporated association or other entity, it has the legal capacity to enter into and be bound by this Subscription Agreement and further certifies that all necessary approvals of directors, trustees, fiduciaries, shareholders, partners, stakeholders, holders of voting securities or otherwise have been given and obtained; and

(q)	if it is an individual, it is of the full age of majority and is legally competent to execute this Subscription Agreement and take all action pursuant hereto; and

(r)

the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber (or any person on whose

7	UNITED STATES

behalf the Subscriber is contracting), or if the Subscriber (or any person on whose behalf the Subscriber is contracting) is not a natural person, any of such person's constating documents, or any agreement to which such person is a party or by which it is bound; and

(s)	this Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber; and

(t)

it has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of its investment in the Shares and is able to, and agrees to, bear the economic risk of loss of its investment; and

(u)

except for the representations and warranties made by the Corporation to the Agent in the Agency Agreement (as defined herein), it has relied solely upon publicly available information relating to the Corporation and not upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation, the Agent or the Placement Agent, such publicly available information having been delivered to the Subscriber without independent investigation or verification by the Agent or the Placement Agent, and agrees that the Agent, the Placement Agent and their counsel assume no responsibility or liability of any nature whatsoever for the accuracy, adequacy or completeness of the publicly available information or as to whether all information concerning the Corporation required to be disclosed by the Corporation has been generally disclosed and acknowledges that the Corporation's counsel and the Agent's and Placement Agent's counsel are acting as counsel to the Corporation and the Agent and Placement Agent, respectively, and not as counsel to the Subscriber (or any person on whose behalf the Subscriber is contracting); and

(v)

if required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Shares (including, without limitation a Representation Letter in the form attached as Exhibit 1 or Exhibit 2, as applicable); and

(w)

the acquisition of the Shares hereunder by the Subscriber (and each person on whose behalf the Subscriber is contracting) will not result in the Subscriber (or any such person) becoming a "control person" in respect of the Corporation, as defined under applicable securities laws; and

(x)

no person has made to the Subscriber (or any person on whose behalf the Subscriber is contracting) any written or oral representations (i) that any person will resell or repurchase the Shares (except in accordance with the articles of the Corporation), or (ii) that any person will refund the purchase price of the Shares, or (iii) as to the future price or value of the Shares; and

(y)

the Aggregate Subscription Price which will be advanced by the Subscriber to the Agent, the Placement Agent or the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the "PCMLA") and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber's name and other information relating to this Subscription Agreement and the Subscriber's subscription hereunder, on a confidential basis, pursuant to the PCMLA; and to the best of its knowledge (i) none of the subscription funds to be provided by the Subscriber (A) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction, or (B) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (ii) it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith; and

(z)

the Subscriber (including any person on whose behalf the Subscriber is contracting) has been encouraged to obtain independent legal, income tax and investment advice with respect to this subscription for the Shares and accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Subscriber (and each person on whose behalf the Subscriber is contracting) for purposes of giving representations, warranties and covenants under this Subscription Agreement; and

(aa)

none of the securities are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Subscriber that any of the Securities will become listed on any stock

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exchange or automated dealer quotation system, except that currently certain market makers make market in the shares of the Company's common stock on the OTC Bulletin Board.

Closing

4. The Subscriber agrees to deliver to Tristone Capital Inc., Attn: Rita Sivadas at Suite 2020, 335 - 8th Avenue S.W., Calgary, Alberta, T2P 1C9; Telephone: 403.539.4347; Fax: 403.303.8658; Email: rsivadas@tristonecapital.com, not later than 5:00 p.m. (Calgary time) on the day that is three business days before the Closing Date (as defined below): (a) this duly completed and executed Subscription Agreement; (b) a fully executed and completed Representation Letter in the form of Exhibit 1 or Exhibit 2, attached hereto, as applicable; (c) a certified cheque or bank draft payable to "Tristone Capital Inc." for the Aggregate Subscription Amount or payment of the same amount in such other manner as is acceptable to the Agent; and (d) such other documents as may be requested pursuant to subsection 3(v) hereof. If this Subscription Agreement is rejected in whole or in part, the Subscriber acknowledges that the unused portion of the subscription amount will be promptly returned to it without interest.

5. The sale of the Shares pursuant to this Subscription Agreement will be completed at the offices of Macleod Dixon LLP, the Corporation's counsel, in Calgary, Alberta at 8:00 a.m. or such other time as is established by the Corporation and the Agent (the "Closing Time") on May 15, 2008 or such other date as is established by the Corporation and the Agent (the "Closing Date"). If at the Closing Time the Agent and the Placement Agent are satisfied that all of their terms and conditions for the Offering have been satisfied or waived by them, the Agent and the Placement Agent shall deliver to the Corporation all completed subscription agreements, including this Subscription Agreement, and deliver to the Corporation the aggregate subscription proceeds for the Offering in accordance with the Agency Agreement, against delivery by the Corporation of the certificates representing the Shares and such other documentation as may be required.

6. The Corporation, the Agent and the Placement Agent shall be entitled to rely on an executed copy of this Subscription Agreement delivered via facsimile or electronically (including e-mail), and acceptance by the Corporation of such executed copy of this Subscription Agreement shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof. In addition, this Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document. If less than a complete copy of this Subscription Agreement is delivered to the Corporation at the Closing Time, the Corporation, the Agent and the Placement Agent shall be entitled to assume that the Subscriber accepts and agrees with all of the terms and conditions of this Subscription Agreement on the pages not delivered at the Closing Time unaltered.

General

7. The Subscriber, on its own behalf and (if applicable) on behalf of others for whom it is contracting hereunder, agrees that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the Subscriber's execution of this Subscription Agreement and as of the Closing Time and will survive the completion of the issuance of the Shares. The representations, warranties and covenants of the Subscriber herein are made with the intent that they be relied upon by the Corporation, the Agent and the Placement Agent and their respective counsel in determining the eligibility of a purchaser of Shares and the Subscriber agrees to indemnify and save harmless the Corporation, the Agent, the Placement Agent and their respective affiliates, shareholders, directors, officers, employees, counsel and agents against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur which are caused or arise from a breach thereof. The Subscriber undertakes to immediately notify the Corporation at MegaWest Energy Corp., Suite 800, 926 - 5th Avenue S.W., Calgary, Alberta T2P 0N7; Telephone: 403.984.6320; Fax: 403.984.6343; E-mail: kelly.sledz@megawestenergy.com, Attention: Kelly Sledz and the Agent at Tristone Capital Inc. at Suite 2020, 335 - 8th Avenue S.W., Calgary, Alberta T2P 1C9; Telephone: 403.539.4347; Fax: 403.303.8658; E-mail: rsivadas@tristonecapital.com, Attention: Rita Sivadas, of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

8. The Subscriber acknowledges that the Agent and the Placement Agent have been appointed by the Corporation to act as the agents of the Corporation in connection with the Offering and, in connection therewith, the Corporation and the Agent have entered into or will enter into an agency agreement (the "Agency Agreement") pursuant to which the Agent and the Placement Agent, in connection with the Offering, will receive a fee from the Corporation. The Subscriber hereby irrevocably authorizes the Agent:

(a)

to negotiate and settle the form of any certificates to be delivered and any agreement to be entered into in connection with the Offering and to vary, amend, alter or waive, on its own behalf and on behalf of the purchasers of Shares, in whole or in part, or extend the time for compliance with, any of the conditions for completing the sale of the Shares in such manner and on such terms and conditions as the Agent or the

9	UNITED STATES

Placement Agent may determine, acting reasonably, without in any way affecting the Subscriber's obligations or the obligations of such others hereunder; provided, however, that the Agent and/or the Placement Agent shall not vary, amend, alter or waive any such condition where to do so would result in a material adverse change to any of the material attributes of the Shares;

(b)	to allocate the Shares being offered pursuant to the Offering and in accordance with the terms of the Agency Agreement;

(c)

to act as its representative at the closing of the Offering with full power of substitution, as its true and lawful attorney and agent with the full power and authority in its place and stead to swear, execute, file and record any document necessary, to approve any opinions, certificates or other documents addressed to the Subscriber, to accept delivery of certificates representing the Shares on the Closing Date, to terminate this subscription on its behalf in the event that any condition precedent to the Offering has not been satisfied, to execute a receipt for such certificates and all other documentation, and to deliver such certificates to the Subscriber as set out in this Subscription Agreement promptly after the Closing Time; and

(d)	to complete or correct any errors or omissions in any form or document provided by the Subscriber, including this Subscription Agreement.

9. The Subscriber acknowledges that this Subscription Agreement and the Exhibits hereto require the Subscriber to provide certain personal information to the Corporation. Such information is being collected by the Corporation for the purposes of completing the private placement, which includes, without limitation, determining the Subscriber's eligibility to purchase the Shares under applicable securities laws, preparing and registering certificates representing the Shares to be issued to the Subscriber and completing filings required by any stock exchange or securities regulatory authority. The Subscriber's personal information may be disclosed by the Corporation to (a) stock exchanges or securities regulatory authorities (including the Ontario Securities Commission as referred to below), (b) the Corporation's registrar and transfer agent, (c) Canadian tax authorities, and (d) any of the other parties involved in the Offering, including legal counsel, and may be included in record books in connection with the Offering. By executing this Subscription Agreement, the Subscriber consents to the foregoing collection, use and disclosure of the Subscriber's personal information. The Subscriber also consents to the filing of copies or originals of any of the Subscriber's documents delivered in connection with this Subscription Agreement as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby. The Subscriber further acknowledges that it has been notified by the Corporation (a) of the requirement to deliver to the Ontario Securities Commission (the "OSC") the full name, residential address and telephone number of the purchaser of the securities, the number and type of securities purchased, the total purchase price, the exemption relied upon and the date of distribution; (b) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation; (c) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario; and (d) that the Administrative Assistant to the Director of Corporate Finance can be contacted at Ontario Securities Commission, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8, or at (416) 593-8086, regarding any questions about the OSC's indirect collection of this information.

10. The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any counsel retained by the Subscriber) relating to the sale of the Shares to the Subscriber shall be borne by the Subscriber.

11. The contract arising out of this Subscription Agreement and all documents relating thereto is governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein. The parties irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Alberta. Time is of the essence hereof.

12. This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

13. The terms and provisions of this Subscription Agreement are binding upon and enure to the benefit of the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided that, except for as otherwise herein provided, this Subscription Agreement is not assignable by any party hereto without prior written consent of the other parties.

10	UNITED STATES

14. The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, agrees that this subscription is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder.

15. Subject to section 8, neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

16. The invalidity, illegality or unenforceability of any provision of this Subscription Agreement does not affect the validity, legality or enforceability of any other provision hereof.

17. The headings used in this Subscription Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Subscription Agreement or any provision hereof.

18. The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

19. In this Subscription Agreement (including attachments), references to "$" are to US dollars.

UNITED STATES

EXHIBIT 1

REPRESENTATION LETTER

(FOR ACCREDITED INVESTORS PURSUANT TO REGULATION D)

TO:	MegaWest Energy Corp. (the "Corporation")

AND TO:	Tristone Capital Inc.

(Capitalized terms not specifically defined in this Exhibit have the meaning ascribed to them in the Subscription Agreement to which this Exhibit is attached)

     In connection with the execution by the undersigned Subscriber of the Subscription Agreement which this Representation Letter forms a part of, the undersigned Subscriber hereby represents, warrants, covenants and certifies to the Corporation that:

1.

It understands the Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or the securities laws of any state of the United States and that the sale contemplated hereby is being made in reliance on an exemption from such registration requirements and that the Shares cannot be resold unless they are registered under the U.S. Securities Act or unless an exemption from registration thereunder is available.

2.	It satisfies one or more of the categories indicated below (please place an "X" on the appropriate lines):

_____

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US $5,000,000;

_____

A trust that (a) has total assets in excess of US $5,000,000, (b) was not formed for the specific purpose of acquiring the Shares and (c) is directed in its purchases of securities by a person who has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in the Shares;

_____

A bank as defined in Section 3(a)(2) of the U.S. Securities Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual capacity or fiduciary capacity;

_____	A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934;

_____	An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act;

_____

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees that has total assets in excess of $5,000,000;

_____

An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 for which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or that has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_____	An investment company registered under the United States Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

_____	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the United States Small Business Investment Act of 1958;

_____	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisors Act of 1940; or

_____	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

3.	Upon execution of this Exhibit 1 by the undersigned Subscriber, this Exhibit 1 shall be incorporated into and form a part of the Subscription Agreement.

Dated: _________________________, 2008.

Print name of Subscriber

By:
Signature

Print name of Signatory (if different from the
Subscriber)

Title

EXHIBIT 2

REPRESENTATION LETTER

(FOR QUALIFIED INSTITUTIONAL BUYERS AS DEFINED IN RULE 144A)

TO:	MegaWest Energy Corp. (the "Corporation")

AND TO:	Tristone Capital Inc.

AND TO:	Tristone Capital USA Inc.

(Capitalized terms not specifically defined in this Exhibit have the meaning ascribed to them in the Subscription Agreement to which this Exhibit is attached)

     In connection with the execution by the undersigned Subscriber of the Subscription Agreement which this Representation Letter forms a part of, the undersigned Subscriber hereby represents, warrants, covenants and certifies to the Corporation that:

1.

It understands the Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or the securities laws of any state of the United States and that the sale contemplated hereby is being made in reliance on an exemption from such registration requirements and that the Shares cannot be resold unless they are registered under the U.S. Securities Act or unless an exemption from registration thereunder is available.

2.	The Subscriber is a "Qualified Institutional Buyer" as defined in Rule 144A because the Subscriber either:

(check one of the following categories)

_____	(A)

is a dealer registered under Section 15 of the United States Securities Exchange Act of 1934 and, as of the end of the Subscriber's most recent fiscal year, owned and invested on a discretionary basis an aggregate of not less than U.S. $10,000,000 in securities of issuers not affiliated with it, which securities do not include any unsold allotment to or subscription by the Subscriber as a participant in a public offering; or

_____	(B)

is an investment company registered under the United States Investment Company Act of 1940 and, as of the end of the Subscriber's most recent fiscal year, it alone or in the aggregate with other investment companies having the same investment adviser, owned and invested on a discretionary basis an aggregate of not less than U.S. $10,000,000 in securities of issuers not affiliated with it; or

_____	(C)

is a _______________________ [specify nature of entity, such as insurance company, employee benefit plan, collective or master bank trust fund, etc.] and "qualified institutional buyer" as defined in Rule 144A(a)(1) under the U.S. Securities Act other than a dealer or an investment company and, as of the end of the Subscriber's most recent fiscal year, owned and invested on a discretionary basis an aggregate of not less than U.S. $10,000,000 in securities of issuers not affiliated with it. In addition, if a bank or savings and loan association, it has an audited net worth of at least U.S. $25,000,000 as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of Shares if the bank or savings and loan association is a U.S. entity or not more than 18 months preceding the sale of Shares if the bank or savings and loan association is a non-U.S. entity.

3.	If the Subscriber is an investment company, fill in below:

Print name of investment adviser

As investment adviser to the Subscriber, with respect to the Part B above

By:

Print Name:

Title:

4.	Upon execution of this Exhibit 2 by the undersigned Subscriber, this Exhibit 2 shall be incorporated into and form a part of the Subscription Agreement.

Dated: _________________________, 2008.

Print name of Subscriber

By:
Signature

Print name of Signatory (if different from the
Subscriber)

Title

EXHIBIT 3

Declaration for removal of legend

TO:	___________________________________________ as registrar and transfer agent for the common shares of MegaWest Energy Corp. (the "Corporation")

RE:	Sale of ______________________________________________
(describe securities)

     The undersigned (a) acknowledges that the sale of the securities of MegaWest Energy Corp. (the "Corporation") to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and (b) certifies that (1) the undersigned is not an affiliate of the Corporation (as that term is defined in Rule 405 under the U.S. Securities Act), (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of the TSX Venture Exchange or Toronto Stock Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act), (5) the seller does not intend to replace such securities with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S under the U.S. Securities Act, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

By:		Dated:
Signature

Name (please print)